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                                                                    EXHIBIT 3.24

                           ARTICLES OF INCORPORATION

                                       OF

                     GATEWAY COMMUNICATIONS SERVICES, INC.


     The undersigned, for purposes of forming a corporation under the Florida General Corporation Act, does hereby adopt the following Articles of
Incorporation:

                                ARTICLE I. NAME

     The name of the corporation shall be Gateway Communications Services, Inc. The principal place of business of this corporation shall be 801 Laurel Oak Drive, Naples, Florida 33963.

                         ARTICLE II. NATURE OF BUSINESS

     This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                           ARTICLE III. CAPITAL STOCK

     The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is ten thousand (10,000) shares of common stock having one dollar ($1.00) par value per share.

                    ARTICLE IV. REGISTERED OFFICE AND AGENT

     The street address of the initial registered office of the corporation shall be 801 Laurel Oak Drive, Naples, Florida 33963, and the name of the initial registered agent of the corporation at that address is Robert W. McClure.

                          ARTICLE V. TERM OF EXISTENCE

     This corporation is to exist perpetually.

                             ARTICLE VI. DIRECTORS

     This corporation shall have three directors initially. The number of directors may be changed from time to time in accordance with the Bylaws but shall never be less than one. The names and addresses of the initial directors of the corporation are:


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     Steven C. Vartan                          Jerry H. Schmoyer
     1625 Hendry St., Suite 201                1625 Hendry St., Suite 201
     Fort Myers, FL 33901                      Fort Myers, FL 33901

                           Daniel A. Lawrence
                           1625 Hendry St., Suite 201
                           Fort Myers, FL 33901

                          ARTICLE VII.  INCORPORATORS

     The name and street address of the incorporator to these Articles of Incorporation are:

                           Robert W. McClure
                           801 Laurel Oak Drive
                           Naples, FL 33963

     IN WITNESS WHEREOF, the undersigned has signed these Articles of Incorporation on this 13th day of June, 1989.

                                        /s/ ROBERT W. McCLURE
                                        ---------------------------------------
                                        Robert W. McClure


STATE OF FLORIDA

COUNTY OF LEE

     Before me personally appeared Robert W. McClure to me well known and known to me to be the person described in and who executed the foregoing Articles of Incorporation and acknowledged to and before me that she executed said instrument for the purposes therein expressed.

                                       /s/ LINDA E. NOLEN
                                       ----------------------------------------
                                       Notary Public, State of Florida at Large

My commission expires:                             [SEAL]


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